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                                                                    EXHIBIT 23.1



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 18, 1997 accompanying the consolidated financial statements of Premium Restaurant Company (formerly Ciatti's, Inc.) included in the Annual Report on Form 10-KSB as of June 29, 1997 and for the fifty-two weeks ended June 29, 1997 and June 30, 1996 which is incorporated by reference in the Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of our report and to the use of our name as it appears under the caption "Experts."


                              /s/  GRANT THORNTON LLP


Minneapolis, Minnesota
May 14, 1998